UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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Securities Exchange Act of 1934

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Solar Senior Capital Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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**** URGENT ****

Dear Fellow Stockholder:

Our October 6, 2020 Annual Meeting of Stockholders is just days away with little time left for you to vote your shares.

We have been endeavoring to reach you with multiple reminder mailings to make sure your shares are voted for the upcoming Annual Meeting. We are trying to reach quorum by Monday, October 5, 2020 to be able hold the Annual Meeting and your vote will help ensure we get there. This would help to avoid adjourning the meeting which would incur additional costs for the company. Every vote matters and we want to make sure that your vote is submitted before the meeting date.

Given the Annual Meeting is just days away, you have the ability to vote by telephone or over the Internet, whichever is most convenient for you. (Instructions on how to vote by telephone or over the Internet are enclosed in this package.) Your shares will not be represented at the Annual Meeting with respect to any matters to be voted upon unless we have received your signed voting form, or you have voted by telephone or over the Internet.

**** PLEASE VOTE TODAY ****

If you already signed and returned the voting form without indicating a choice, your shares will be voted “FOR” the election of the named nominees for director and “FOR” the proposal to authorize the sale of shares of common stock at below net asset value per share.

If you have any questions or would like to discuss your investment any further, we would be happy to speak with you. We can be reached at 1-212-994-8543. Thank you for your investment in Solar Senior Capital Ltd. and for voting your shares. If you have questions or need help voting, please call our proxy solicitation firm, Morrow Sodali LLC at 1-800-267-0201 from 10am-6pm EST.

Sincerely yours,

Michael S. Gross

Co-Chief Executive Officer and President

**** URGENT ****

Dear Fellow Stockholder:

Our October 6, 2020 Annual Meeting of Stockholders is just days away with little time left for you to vote your shares.

We have been endeavoring to reach you with multiple reminder mailings to make sure your shares are voted for the upcoming Annual Meeting. We are trying to reach quorum by Monday, October 5, 2020 to be able hold the Annual Meeting and your vote will help ensure we get there. This would help to avoid adjourning the meeting which would incur additional costs for the company. Every vote matters and we want to make sure that your vote is submitted before the meeting date.

Given the Annual Meeting is just days away, we ask that you call our proxy solicitor Morrow Sodali LLC at the number provided below and they can help in getting your shares voted. Your shares will not be represented at the Annual Meeting with respect to any matters to be voted upon unless we have received your signed voting form, or you have voted by telephone or over the Internet.

**** PLEASE VOTE TODAY ****

If you already signed and returned the voting form without indicating a choice, your shares will be voted “FOR” the election of the named nominees for director and “FOR” the proposal to authorize the sale of shares of common stock at below net asset value per share.

If you have any questions or would like to discuss your investment any further, we would be happy to speak with you. We can be reached at 1-212-994-8543. Thank you for your investment in Solar Senior Capital Ltd. and for voting your shares. If you have questions or need help voting, please call our proxy solicitation firm, Morrow Sodali LLC at 1-800-267-0201 from 10am-6pm EST.

Sincerely yours,

Michael S. Gross

Co-Chief Executive Officer and President